Exhibit 99.1

Hercules Capital Appoints Seth Meyer as Chief Financial Officer

Mr. Meyer brings more than 25 years of global business management, treasury, capital markets and strategic planning experience to the largest venture-focused BDC

PALO ALTO, Calif., February 21, 2019 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the largest and leading specialty finance provider to innovative, venture growth stage companies backed by some of the leading U.S. and top-tier venture capital and select private equity firms, today announced the appointment of Seth Meyer as Chief Financial Officer, effective March 4, 2019. Mr. Meyer will report directly to Manuel A. Henriquez, Hercules’ chairman and CEO. He replaces David Lund, who served as interim CFO for the prior 16 months and will continue to serve as a special consulting advisor to the Company through April 2019.

“Seth’s addition further strengthens our growing senior management team, as Hercules’ continues to expand its industry-leading venture lending platform, and as we also continue to evaluate multiple strategic acquisition opportunities,” said Henriquez. “The depth of Seth’s finance, treasury and capital markets experience, along with his technical and strategic level experience will certainly further bolster our already talented senior management team. I look forward to working closely with him not only on growing our current platform but expanding the platform for future growth as we evaluate many of these new potential strategic growth opportunities.”

Henriquez continued, “I’d also like to extend a sincere and grateful thank you to David Lund for stepping back in as our interim CFO. David has truly done an amazing job while at Hercules during which we have seen tremendous growth. David will be missed, and I wish him great success on his second retirement.”

Mr. Meyer joins Hercules with more than 25 years of international business management and strategic planning experience in the financial services industry. Most recently, he served as the CFO of Swiss Re’s Commercial Insurance business unit for over six years where he led a global finance team of approximately 200 professionals covering business development, M&A, strategic direction setting, financial planning & reporting, controlling and capital management. Mr. Meyer joined Swiss Re in 2000 and was appointed Group Tax Director in 2007, and then promoted to Finance Division Operating Officer in 2009, a position he held until appointed CFO in 2011. Prior to joining Swiss Re, he worked at PricewaterhouseCoopers as a Senior Tax Manager. Mr. Meyer began his finance career as a senior tax accountant at KPMG Peat Marwick.

“Hercules Capital is the undisputed leader in providing highly flexible debt capital solutions to innovative venture capital and private equity-backed companies,” said Meyer. “With a deep bench of high-quality talent combined with a diversified capital structure, the Company is well positioned to continue its growth trajectory and deliver consistent returns to its shareholders. I’m excited to partner with Manuel and the rest of the team and look forward to continuing to build on this outstanding brand.”

Mr. Meyer earned a Bachelor of Arts in Accounting and an M.B.A. from Michigan State University.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $8.2 billion to over 440 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has six outstanding bond issuances of:

Institutional Notes PAR $1000.00

●	4.625% Notes due 2022

Retail Notes (“Baby Bonds”) PAR $25.00

●	5.25% Notes due 2025 (NYSE: HCXZ)
●	6.25% Notes due 2033 (NYSE: HCXY)

Convertible Notes

●	4.375% Convertible Notes due 2022

Securitization Notes

●	4.605% Asset-backed Notes due 2027
●	4.703% Asset-backed Notes due 2028

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the Securities and Exchange Commission. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com